     UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 14, 2009

Date of Report

(Date of Earliest Event Reported)

WIZZARD SOFTWARE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

COLORADO	87-0609860
(State or Other Jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5001 Baum Boulevard

Pittsburgh, Pennsylvania 15213

(Address of Principal Executive Offices)

(412) 621-0902

Registrant's Telephone Number

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.  Entry into a Material Definitive Agreement.

Effective as of September 14, 2009, Wizzard Software Corporation, a Colorado corporation (the “Company”), and Alpha Capital Anstalt (“Alpha Capital”) executed Amendment No. 1 to Securities Purchase Agreement (the “Amendment”) by which the parties agreed to amend the definition of “Per Share Purchase Price” under the Securities Purchase Agreement executed by the parties on June 19, 2009, from $0.50 per share to $0.40 per share.  The Amendment will apply to all sales of the Company’s common stock under the Securities Purchase Agreement following the execution of the Amendment.  Under the Amendment, Alpha Capital also agreed to purchase 1,800,000 shares of the Company’s common stock under Section 4.15 of the Securities Purchase Agreement at the new price of $0.40 per share.

Item 9.01  Financial Statements and Exhibits.

(a)  Financial statements of businesses acquired.

None; not applicable.

(b)  Pro forma financial information.

None; not applicable.

(c)  Shell company transactions.

None; not applicable.

(d)  Exhibits.

Exhibit No.

Description

10.1

Amendment No. 1 to Securities Purchase

          Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIZZARD SOFTWARE CORPORATION,             a Colorado corporation

Dated:  9/14/2009

By /s/ Christopher J. Spencer

Christopher J. Spencer, President